EXHIBIT 10(l)

                  MODINE MANUFACTURING COMPANY
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                DIRECTOR'S STOCK OPTION AGREEMENT
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     THIS DIRECTOR'S STOCK OPTION granted this     day of
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               ,       , by Modine Manufacturing Company, a Wisconsin
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corporation (the "Company"), to                           (the
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"Director") under and pursuant to the Company's  1994 Stock

Option Plan For Non-Employee Directors (the "Directors' Plan").



                           WITNESSETH:

     WHEREAS, the Board of Directors is of the opinion that the interests of the Company will be advanced by encouraging and enabling the non-employee directors of the Company to acquire or increase their proprietary interest in the Company; and



     WHEREAS, the Board of Directors believes that the acquisition of such an interest will assist the Company in its efforts to attract and retain well qualified individuals to serve as its directors;



     NOW, THEREFORE, in consideration of the aforementioned, and the covenants and agreements herein set forth, the Company grants this option to the Director on the terms hereinafter expressed:



 1. Option Grant.  The Company hereby grants to the Director an
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    option to purchase a total of   15,000    shares of Common
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    Stock of the Company at the option price of $
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    per share, being at least equal to 100% of the fair market value of such shares on the date hereof.



 2.  Time of Exercise.   This option may be exercised (in the
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     manner provided in paragraph 3 hereof) in whole or in part,

     from time to time after the date hereof; provided, however,

     that this option may not be exercised beyond the shorter of:



     (a)  ten (10) years from the date hereof;



     (b)  after the Director has been removed for cause, in which event the Director shall forfeit all unexercised options;



     (c)  except as provided in paragraphs 2(d) or 5, after

          expiration of 90 days following the Director's

          resignation from the Board of Directors or failure to

          be re-elected to the Board of Directors by the

          shareholders; or



     (d)  after expiration of 3 years following the

          Director's retirement pursuant to the Company's

          Director Emeritus Retirement Plan;



     after such period the Director shall forfeit all unexercised options.



     Pursuant to Section 16 of the Securities Exchange Act of 1934,

     stock subject to the exercise of this option may not be sold by the Director for six (6) months from the date of grant.

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 3.  Exercise of Option.  This option may be exercised only by
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     appropriate notice in writing delivered to the Secretary of the Company at 1500 DeKoven Avenue, Racine, Wis. 53403, and

     accompanied by:



     (a)  Check payable to the order of the Company, or

          Modine stock (the value of which shall be the fair

          market value of the stock on the day preceding the

          exercise date), or a combination of Modine stock and

          cash for the full purchase price of the shares

          purchased; and



     (b)  Written representation by the Director that at the

          time of such exercise it is the Director's intention to

          acquire the shares for investment and not for resale.

          Such written representation shall not be required of

          the purchaser under paragraph 5 below.



 4.  Nontransferability of Option.  This option is not
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     transferable by the Director otherwise than (a) by will or the laws of descent and distribution, or (b) pursuant to a qualified domestic relations order.  This option is

     exercisable during the Director's lifetime only by the

     Director.



 5.  Death of Director.  If the Director dies during the option
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     period, this option may be exercised in whole or in part in the manner described in paragraph 3 hereof, by the
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     Director's estate or the person to whom the option passes by will or the laws of descent and distribution, but only

     within a period of one year next succeeding the Director's death.



 6.  Delivery of Certificates.   The Company shall issue and
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     deliver certificates for stock purchased pursuant to an

     exercise of this option subject to the following

     limitations:



     (a)  The Director shall have no interest in any such

          Shares until certificates for said Shares are issued.



     (b)  The Company shall not be required to issue or

          deliver any certificate for its Common Stock purchased

          upon the exercise of this option prior to the admission

          of such shares to listing on any stock exchange or any

          over-the-counter quotation system on which shares may

          at that time be listed.  In the event of the exercise

          of this option while the option class of stock is not

          so listed or admitted, the Company shall make prompt

          application for such listing or admission.  If any time

          during the option period the Company shall be advised

          by its counsel that the shares deliverable upon an

          exercise of the option are required to be registered

          under the Federal Securities Act of 1933 or any state

          securities law or that delivery of such shares must be

          accompanied or preceded by a prospectus, the Company

          will use its best efforts to effect such registration

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          or provide such prospectus, but delivery of shares by

          the Company may be deferred until such registration is

          effected or such prospectus is available.



 7.  Adjustment Provisions.  In the event that there is any
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     change in the number of issued shares of Common Stock of the

     Company without new consideration to the Company therefor,

     by reason of stock dividends, stock split-ups or like

     recapitalizations, the number of shares which may thereafter be purchased under this option shall be adjusted in the same proportion as said change in issued shares.  In such event,

     the per share purchase price specified in paragraph 1 above shall be adjusted so that the total consideration payable to the Company for the adjusted number of shares remaining

     subject to this option shall not be changed by reason of the adjustment in number of shares.



     If during the term of this option the Common Stock of the

     Company shall be combined or be changed into the same or

     another kind of stock of the Company or into securities of another corporation, whether through recapitalization,

     reorganization, sale, merger, consolidation, etc., the

     Company shall cause adequate provision to be made whereby

     the Director thereafter will be entitled to receive, upon

     the due exercise of any then unexercised portion of this

     option, the securities which the Director would have been

     entitled to receive for Common Stock acquired through

     exercise of such portion of the option (regardless of

     whether or to what extent the option would then have been

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     exercisable) immediately prior to the effective date of such recapitalization, reorganization, sale, merger,

     consolidation, etc.  If appropriate, due adjustment shall be made in the per share or per unit price of the securities

     purchased on exercise of this option following said

     recapitalization, reorganization, sale, merger,

     consolidation, etc.



 8.  Fair Market Value.  For purposes hereof, "fair market value"
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     shall equal the closing market price on the largest stock

     exchange or the over the counter quotation system on which

     Modine Common Stock is traded on the date a determination is required to be made under the Directors' Plan or this

     Agreement, or if no stock is traded on that day then it

     shall equal the closing market price on the last preceding day on which such stock was traded on said exchange or

     system.



 9.  Tenure.  Nothing in this Agreement or the Directors' Plan
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     shall confer upon the Director any right to continue to

     serve as a Director of the Company or in any way effect the right of the Company to take any action against a Director pursuant to law and/or the Company's Articles of

     Incorporation or By-Laws.



10.  Grant Subject to  1994 Stock Option Plan for Non-Employee
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     Directors. This grant is subject to all the terms and
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     conditions set forth in the  1994 Stock Option Plan for
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     Non-Employee Directors which is hereby incorporated by

     reference including the requirement of shareholder approval and to all determinations of the Committee which is

     authorized to administer the Directors' Plan.  As a

     condition of granting the option herein granted, the

     Director agrees, for himself and his personal

     representatives, that any requirement or interpretation,

     dispute, or disagreement which may arise under or as a

     result of or pursuant to this Agreement or the Directors'

     Plan shall be determined by the Committee in its sole

     discretion, and that any interpretation or determination by the Committee shall be final, binding and conclusive.



11.  Governing Law.  This Agreement shall be construed,
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     administered and governed in all respects in accordance with the laws of the State of Wisconsin.



     IN WITNESS WHEREOF, the Company has caused this option to be executed on the date first above written.



ATTEST:                               MODINE MANUFACTURING COMPANY


                                      By:
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W. E. Pavlick, Secretary                 D. R. Johnson, President and
                                           Chief Executive Officer


                                      Accepted and Agreed To:

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                                      Director





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